ATSG Reports Strong Third Quarter Results
ATSG, DHL Agree on Framework for New Multi-Year Commercial Agreements
WILMINGTON, OH, November 5, 2014 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended September 30, 2014.
For the third quarter of 2014:

•	Pre-tax earnings from continuing operations increased 25 percent to $15.6 million driven by a $7.0 million improvement in airline profitability compared with a year ago.

•
Net earnings from continuing operations increased 23 percent to $9.6 million, or 15 cents per share, from $7.8 million, or 12 cents per share in the third quarter of 2013. Operating loss carryforwards for U.S. federal income tax purposes offset much of the company’s federal tax liabilities. ATSG does not expect to pay significant federal income taxes until 2016 or later.

•
Revenues were $138.4 million, 2 percent lower than a year ago. Excluding revenues from reimbursable expenses, revenues decreased $4.8 million, or 4 percent. Loss of revenues from Mideast operations offset additional revenues from aircraft dry leases.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, also adjusted for the effect of derivative transactions) increased by 11 percent to $44.6 million. Adjusted EBITDA is a non-GAAP financial measure, defined and reconciled to comparable GAAP results in separate tables at the end of this release.

ATSG also said it has reached an agreement in principle with DHL, setting a framework for multi-year commercial agreements covering 767 freighter leases and operating services that ATSG’s businesses currently provide in support of DHL’s U.S. network.
The framework anticipates that DHL will extend the leases for 13 Boeing 767 freighters, and execute new leases for at least two more freighters that currently support DHL under short-term arrangements. The new leases will commence next year on or before March 31, 2015, and all of the freighter leases with DHL will run through March 2019. Also, ATSG’s businesses will operate and maintain those aircraft through March 2019 under an amendment to the current CMI (Crew, Maintenance and Insurance) Agreement that would otherwise expire in March 2015. Management expects to execute definitive agreements before the end of 2014.
Joe Hete, President and Chief Executive Officer of ATSG, said, “After many months of discussions, I’m pleased to say that both we and DHL have completed the outline for a relationship that preserves our role as DHL’s principal source of airlift in North America for another four years. Overall, our work for DHL will continue much as it does today, with 767 freighters leased from our Cargo Aircraft Management subsidiary, operated by ABX Air crews and maintained by AMES technicians, supporting the majority of the air freight that moves through DHL’s North American network each day. We look forward to providing more details on this important extension of our eleven-year relationship with DHL when final agreements are completed.”
Hete also said that ATSG’s third-quarter results show early returns from deploying more midsize cargo aircraft with dry-lease customers, and continued progress in restoring the profitability of ATSG’s airlines.

“We have entered the fourth quarter with positive momentum, both from deployments under dry lease agreements we completed in May, and contracts for expanded ad-hoc operations during the holiday season in the fourth quarter. We expect all of our available freighter aircraft to be deployed with key customers during the holiday shipping peak. Looking out into 2015, we find our customers and prospects are now more confident about addressing their needs for additional freighter capacity next year, both for multi-year dry leases as well as shorter-term ACMI arrangements."
For the first nine months of 2014, ATSG earned $25.4 million, or $0.39 per share diluted from continuing operations, up 9 percent from the first nine months of 2013. Revenues increased 2 percent to $431.7 million. Adjusted EBITDA for the first nine months of 2014 was $128.7 million, up 14 percent from the same period in 2013.
Capital spending for the first nine months of 2014 was $90.9 million, including $57.8 million to acquire and modify aircraft. ATSG purchased two 767-300 freighters in September that it had previously leased from a third party. Capital spending for the full year of 2014 is projected to be approximately $95 million.
Segment Results
CAM (Aircraft Leasing)

CAM	Third Quarter
($ in thousands)	2014	2013
Revenues	$40,226	$40,089
Pre-Tax Earnings	13,574	15,893
Significant Developments:

•
CAM’s third-quarter revenues from external customers increased $2.9 million versus a year ago. Pre-tax earnings reflect the benefit of those additional revenues, offset by a $3.0 million increase in depreciation from additional and newer aircraft placed in service since the end of the third quarter last year and by costs to prepare aircraft for redeployment to lessees.

•
At September 30, 2014, CAM owned 53 Boeing cargo aircraft in serviceable condition, including two 767-300 freighters purchased at the end of the quarter. One CAM-owned 757 combi and one other 767-300 freighter were added in the first quarter. A table reflecting cargo aircraft in service is included at the end of this release.

•
CAM delivered three 767 freighters to dry-lease customers Amerijet and Cargojet during the third quarter under agreements signed with each company in May. The three are in addition to one 767 freighter delivered to Cargojet in June. One other 767 freighter now operating in Europe is expected to be converted to a dry lease in 2015.

ACMI Services

ACMI Services	Third Quarter
($ in thousands)	2014	2013
Revenues
Airline services	$84,172	$93,116
Reimbursables	18,681	16,313
Total ACMI Services Revenues	102,853	109,429

Pre-Tax Earnings (Loss)	(126)	(7,113)

Significant Developments:

•
2013 revenues from airline services included revenues for operating three 767 aircraft and related crews in DHL’s network in the Mideast. That assignment ended in February 2014. Third-quarter revenues from combi operations for the U.S. Military exceeded year-ago levels.

•
Pre-tax profitability improved sharply because third-quarter airline operating expenses, excluding reimbursable expense, declined $15.9 million. Principal factors were reductions in employee wages and benefit costs due to workforce reductions and lower pension expense, lower employee travel costs and aircraft landing fees, and lower costs for newer 757 combi aircraft, plus lower unreimbursed maintenance expense.

•
Since May, DHL has ended short-term lease agreements with ABX Air for three CAM-owned 767s that ABX Air had been operating in DHL’s U.S. market. Two other DHL-owned 767s that ABX Air has leased and operated for DHL in the U.S. will be returned to DHL near the end of the year. An additional two DHL-owned 767s will be returned during the first quarter of 2015.

•	Third-quarter ACMI block hours were flat with a year ago, excluding those from Mideast operations in the prior-year period.

•
Two CAM freighters leased to ATSG’s airlines are underutilized, compared with four a year ago and five at the end of the first quarter this year. All available aircraft are expected to be in operation for customers during the fourth-quarter peak holiday season, which is expected to yield a pre-tax profit for the segment for the 2014 fourth quarter and second half.

Other Activities

Other Activities	Third Quarter
($ in thousands)	2014	2013
Revenues	$42,055	$30,037
Pre-Tax Earnings	2,010	4,400
Significant Developments:

•
Revenues from external customers were $15.4 million, up 9 percent. Pre-tax earnings declined primarily because of higher personnel costs, including more ramp-up costs for the expanded Wilmington hangar facilities and higher post-retirement benefits.

Outlook
ATSG now projects that its Adjusted EBITDA from Continuing Operations for 2014 will be approximately $175 million. Final results for the year will reflect ATSG’s ability to deploy and operate all of its available aircraft efficiently during peak season, and to support customers with additional logistical and technical services.
President and CEO Joe Hete also noted that the agreement in principle with DHL is non-binding, and is subject to the negotiation and execution of definitive agreements. In current form, the framework will slightly reduce monthly lease rates per aircraft to ATSG while expanding the number of 767 freighters that DHL leases from CAM and extending all lease terms through March 2019.
Hete added that the proposed changes to the DHL leases and CMI agreement beginning in April 2015 would negatively impact Adjusted EBITDA from Continuing Operations by $5 million to $10 million on an annualized basis. ATSG's preliminary projections for 2015, however, indicate that its Adjusted EBITDA from Continuing Operations will increase versus 2014.

Hete said, "This new framework with DHL would provide us with a four-year customer commitment for more than a third of our 767 fleet, while providing us with opportunities to improve our ACMI Services margins through greater efficiency and even better performance. It also would preserve and extend our position as DHL’s principal air network provider in the United States, and could open more opportunities to support DHL’s networks elsewhere in the world.”
Conference Call
ATSG will host a conference call on Nov. 6, 2014, at 10:00 a.m. Eastern time to review its financial results for the third quarter of 2014. Participants should dial (888) 895-5479 and international participants should dial (847) 619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 38393602. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on Nov. 6, 2014, beginning at 2:00 p.m. and continuing through Nov. 13, 2014, at (888) 843-7419 (international callers (630) 652-3042); use pass code 38393602#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the company’s execution of definitive agreements on substantially the terms outlined in the non-binding agreement in principle with DHL, changes in market demand for our assets and services, the number and timing of deployments of our aircraft, our operating airlines' ability to maintain on-time service and control costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
REVENUES	$138,443	$140,877	$431,654	$423,060

OPERATING EXPENSES
Salaries, wages and benefits	39,096	41,498	123,056	126,771
Maintenance, materials and repairs	17,082	24,644	65,129	71,783
Depreciation and amortization	26,307	23,392	78,428	66,077
Fuel	14,059	11,356	40,333	38,157
Rent	6,689	6,958	20,923	20,528
Travel	4,189	4,409	13,181	13,908
Landing and ramp	2,450	2,227	7,764	8,264
Insurance	1,109	1,559	3,887	4,466
Other operating expenses	9,175	8,224	28,713	25,914
	120,156	124,267	381,414	375,868

OPERATING INCOME	18,287	16,610	50,240	47,192
OTHER INCOME (EXPENSE)
Interest income	23	17	66	56
Interest expense	(3,309)	(3,814)	(10,613)	(10,500)
Net gain on derivative instruments	639	(317)	969	425
	(2,647)	(4,114)	(9,578)	(10,019)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	15,640	12,496	40,662	37,173
INCOME TAX EXPENSE	(6,045)	(4,697)	(15,247)	(13,958)

EARNINGS FROM CONTINUING OPERATIONS	9,595	7,799	25,415	23,215

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	312	—	734	(2)
NET EARNINGS	$9,907	$7,799	$26,149	$23,213

EARNINGS PER SHARE - Basic
Continuing operations	$0.15	$0.12	$0.40	$0.36
Discontinued operations	—	—	0.01	—
NET EARNINGS PER SHARE	$0.15	$0.12	$0.41	$0.36

EARNINGS PER SHARE - Diluted
Continuing operations	$0.15	$0.12	$0.39	$0.36
Discontinued operations	—	—	0.01	—
NET EARNINGS PER SHARE	$0.15	$0.12	$0.40	$0.36

WEIGHTED AVERAGE SHARES
Basic	64,286	64,052	64,240	63,972
Diluted	65,271	65,036	65,207	64,807

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	September 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,442	$31,699
Accounts receivable, net of allowance of $843 in 2014 and $717 in 2013	36,392	52,247
Inventory	11,936	9,050
Prepaid supplies and other	12,023	9,730
Deferred income taxes	13,957	13,957
Aircraft and engines held for sale	923	2,995
TOTAL CURRENT ASSETS	108,673	119,678

Property and equipment, net	850,715	838,172
Other assets	29,288	21,143
Pension assets, net of obligations	20,895	14,855
Intangibles	4,685	4,896
Goodwill	34,395	34,395
TOTAL ASSETS	$1,048,651	$1,033,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$29,803	$34,818
Accrued salaries, wages and benefits	26,219	23,163
Accrued expenses	9,390	9,695
Current portion of debt obligations	24,184	23,721
Unearned revenue	11,692	8,733
TOTAL CURRENT LIABILITIES	101,288	100,130
Long term debt	347,447	360,794
Post-retirement obligations	24,833	30,638
Other liabilities	56,653	62,740
Deferred income taxes	123,890	109,869

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,939,895 and 64,618,305 shares issued and outstanding in 2014 and 2013, respectively	649	646
Additional paid-in capital	526,845	524,953
Accumulated deficit	(100,664)	(126,813)
Accumulated other comprehensive loss	(32,290)	(29,818)
TOTAL STOCKHOLDERS’ EQUITY	394,540	368,968
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,048,651	$1,033,139

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues
CAM	$40,226	$40,089	$121,451	$118,420
ACMI Services
Airline services	84,172	93,116	260,336	276,193
Reimbursables	18,681	16,313	62,417	51,156
Total ACMI Services	102,853	109,429	322,753	327,349
Other Activities	42,055	30,037	105,356	83,242
Total Revenues	185,134	179,555	549,560	529,011
Eliminate internal revenues	(46,691)	(38,678)	(117,906)	(105,951)
Customer Revenues	$138,443	$140,877	$431,654	$423,060

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	13,574	15,893	38,681	49,980
ACMI Services	(126)	(7,113)	(6,863)	(21,610)
Other Activities	2,010	4,400	9,135	9,188
Net, unallocated interest expense	(457)	(367)	(1,260)	(810)
Net gain (loss) on derivative instruments	639	(317)	969	425
Total Pre-tax Earnings	$15,640	$12,496	$40,662	$37,173

Adjustments to Pre-tax Earnings
Less net (gain) loss on derivative instruments	(639)	317	(969)	(425)
Adjusted Pre-tax Earnings	$15,001	$12,813	$39,693	$36,748

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains or losses. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Earnings from Continuing Operations Before Income Taxes	$15,640	$12,496	$40,662	$37,173
Interest Income	(23)	(17)	(66)	(56)
Interest Expense	3,309	3,814	10,613	10,500
Depreciation and Amortization	26,307	23,392	78,428	66,077
EBITDA from Continuing Operations	$45,233	$39,685	$129,637	$113,694
Less net (gain) loss on derivative instruments	(639)	317	(969)	(425)

Adjusted EBITDA from Continuing Operations	$44,594	$40,002	$128,668	$113,269

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less derivative gains or losses.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			September 30,			December 31,
	2013			2014			2014 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	40	36	4	38	36	2
B767-300	8	6	2	9	9	—	10	9	1
B757-200	4	4	—	4	4	—	4	4	—
B757 Combi	3	3	—	4	4	—	4	4	—
Total Aircraft In-Service	55	49	6	57	53	4	56	53	3

Owned Aircraft In Serviceable Condition
	December 31,			September 30,			December 31,
	2013			2014			2014 Projected

ATSG airlines		29			28			27-28
External customers		20			24			24-25
Staging/Unassigned		—			1			1
		49			53			53